Exhibit 99.1

Contact:

Tripp Sullivan

SCR Partners

(615) 760-1104

TSullivan@scr-ir.com

PLYMOUTH INDUSTRIAL REIT REPORTS SECOND QUARTER RESULTS AND AFFIRMS GUIDANCE

BOSTON, August 8, 2018 – Plymouth Industrial REIT, Inc. (NYSE America: PLYM) (the “Company”) today announced its consolidated financial results for the quarter ended June 30, 2018 and other recent developments. A comparison of the reported amounts per share for the second quarter of 2018 to prior-year periods has been affected by an increase in the common stock outstanding resulting from the completion of, and the use of proceeds from, the Company’s initial public offering (the “IPO") in June 2017 and its preferred stock offering in October 2017, as discussed below.

Second Quarter and Subsequent Highlights

•	Reported results for the second quarter of 2018 reflect a net loss attributable to common stockholders of $7.7 million, or $(2.27) per weighted average common share, including a loss on extinguishment of debt of $3.6 million; net operating income (“NOI”) of $8.2 million; Funds from Operations (“FFO”) of $2.5 million; FFO attributable to common stockholders and unit holders of $0.39 per weighted average common share and units; and Adjusted FFO (“AFFO”) of $0.42 per weighted average common share and units.
•	For the second quarter of 2018, declared a regular quarterly cash dividend of $0.375 for the common stock and a regular quarterly cash dividend of $0.46875 per share for the 7.50% Series A Cumulative Redeemable Preferred Stock (“the Preferred Stock”).
•	On April 9, 2018, the Company acquired two Class B industrial properties totaling 270,000 square feet in the Chicago area for $15.675 million in cash and a projected initial yield of 8.0%.
•	From April to July 2018, the Company completed a series of financings totaling $135 million that eliminated variable rate and higher interest rate debt, resulting in 80% of its total debt at fixed rates maturing over the next 5 to 10 years with a weighted average interest rate of 4.13%.
•	On July 23, 2018, the Company completed an underwritten registered public offering of 1.1 million shares of common stock that resulted in net proceeds of approximately $16.0 million.

Jeff Witherell, Chairman and Chief Executive Officer of Plymouth Industrial REIT, noted, “Our focus continues to be on improving our portfolio through re-leasing, asset management and acquisitions as well as enhancing our capital structure. We made major strides on all fronts as we had over 857,000 square feet of new and renewal leases commencing this quarter, bringing our occupancy to 93.4%. The reconciliation of the balance sheet was substantial as we completed over $135 million of new financings that locked up 80% of our debt with low, long-term fixed rates and eliminated high interest rate mezzanine debt. The recent overnight follow-on offering also raised $16 million in equity while enabling us to achieve shelf registration eligibility, which should improve our future ability to access capital when the market is appropriately rewarding the embedded value we have created in the portfolio.”

Financial Results for the Second Quarter of 2018

The completion of the IPO on June 14, 2017 and a preferred stock offering on October 25, 2017 provided the Company with a meaningfully different capital structure compared to the prior-year period. The Company believes the use of IPO proceeds and related higher share count, makes year-over-year comparisons less meaningful, particularly on a per share basis.

Net loss attributable to common stockholders for the quarter ended June 30, 2018 was $7.7 million, or $(2.27) per weighted average common share outstanding, compared with net loss attributable to common stockholders of $1.2 million, or $(1.26) per weighted average common share, for the same period in 2017. The increase in net loss for the second quarter of 2018 was primarily due to an increase in depreciation and amortization expense of $3.7 million, a Loss on Debt Extinguishment of $3.6 million related to the payoff of the prior mezzanine debt, and, increased general and administrative expense for professional fees related to public company requirements of approximately $160,000.

Consolidated total revenues for the quarter ended June 30, 2018 were $12.0 million, compared with $5.0 million for the same period in 2017.

Net operating income (NOI) for the quarter ended June 30, 2018 was $8.2 million compared with NOI of $3.5 million for the same period in 2017. NOI in the current quarter included a one-time reduction in operating expenses for real estate tax accruals of $520,000.

EBITDA for the quarter ended June 30, 2018 was $6.7 million compared with $2.2 million for the same period in 2017.

FFO for the quarter ended June 30, 2018 was $2.5 million compared with $(583,000) for the same period in 2017, primarily as a result of significantly higher NOI, the adjustment for loss on extinguishment of debt and the increase in weighted average shares following the IPO in June 2017. FFO attributable to common stockholders and unit holders for the quarter ended June 30, 2018 was $1.6 million, or $0.39 per weighted average common share and units, compared with $(583,000), or $(0.63) per weighted average common share, for the same period in 2017. The increase was due to the reasons noted above for FFO, offset by $1.0 million of preferred stock dividends.

AFFO for the quarter ended June 30, 2018 was $1.7 million, or $0.42 per weighted average common share and units, compared with $(399,000), or $(0.43) per weighted average common share, for the same period in 2017, primarily driven by the change in FFO, an increase in deferred finance fees and non-cash interest of $655,000 offset by increased straight line rent and above/below market rent adjustments and recurring capital expenditures and lease commissions of approximately $813,000 incurred in the quarter and the increase in weighted average shares following the IPO in June 2017.

Investment Activity

As of June 30, 2018, the Company had real estate investments comprised of 51 industrial properties totaling 9.5 million square feet with occupancy of 93.4%. On April 9, 2018, the Company completed the acquisition of two single-tenant Class B industrial properties totaling 270,000 square feet in the greater Chicago area for $15.675 million in total consideration. The purchase price is projected to provide an initial yield of 8.0%.

Leasing Activity

Leases commencing during the second quarter totaled an aggregate of 857,000 square feet, of which 812,000 square feet was for leases of at least six months. The leases six months or longer included 147,000 square feet of renewal leases and 665,000 square feet of new leases. The Company will experience an 8.4% increase in rental rates on a cash basis from these leases. The leasing activity for the quarter was heavily influenced by the 527,127-square-foot lease that commenced in April 2018 at the Company’s property at 3500 Southwest Boulevard in Columbus, Ohio.

For the six months ended June 30, 2018, leases executed totaled 1,362,000 square feet, of which 1,121,000 square feet was for leases of at least six months. The leases six months or longer included 294,000 square feet of renewal leases and 827,000 square feet of new leases. The Company will experience a 7.7% increase in rental rates, on a cash basis, from all of the leases executed in the first six months of 2018 with a lease term of at least six months.

Capital Markets Activity

On April 30, 2018, the Company closed on a 10-year, $21.5 million mortgage with a fixed interest rate of 3.78% that is secured by seven industrial properties. Proceeds from the new financing were used to pay down outstanding borrowings on the Company’s senior secured revolving credit facility.

On May 24, 2018, the Company repaid in full its outstanding mezzanine debt, which was scheduled to mature in October 2023 and had an interest rate of 15.0%, with proceeds from a new $35.7 million senior secured term loan that bears interest at LIBOR plus 700 basis points and matures in August 2021.

On July 10, 2018, the Company closed on a new 10-year $78.0 million loan with a fixed interest rate of 4.35% and secured by 18 Chicago area properties. The proceeds, together with additional working capital, were used to repay in full the Company’s $79.8 million variable rate secured term loan that was scheduled to mature in December 2019 and had a floating interest rate of 310 basis points over LIBOR.

On July 23, 2018, the Company closed on an underwritten registered public offering of 1.1 million shares of its common stock, resulting in net proceeds to the Company of approximately $16.2 million.

Quarterly Distributions to Stockholders

On June 1, 2018, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.46875 per share for the Company’s Preferred Stock for the second quarter of 2018. The dividend was paid on July 2, 2018 to stockholders of record on June 15, 2018.

On June 14, 2018, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.375 per share for Company’s common stock for the second quarter of 2018. The dividend was payable on July 31, 2018, to stockholders of record on June 29, 2018.

2018 Outlook

The Company affirmed its 2018 guidance for revenues and NOI previously issued on May 3, 2018. The information provided contains estimates based on the Company’s anticipated results of operations for 2018. All estimates exclude any potential impact from additional acquisitions:

•	Total revenues of $44.8 million to $45.6 million
•	Net operating income of $28.9 million to $29.8 million
•	General and administrative expenses of $5.0 million to $5.7 million, including non-cash expenses of $0.8 million to $1.0 million
•	5.1 million common shares and operating partnership units outstanding

Earnings Conference Call and Webcast

The Company will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, August 9, 2018 at 10:00 a.m. Eastern Time. The number to call for this interactive teleconference is (412) 717-9587. A replay of the call will be available through August 16, 2018, by dialing (412) 317-0088 and entering the replay access code, 10122697.

The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at www.plymouthreit.com. The online replay will be available approximately one hour after the end of the call and archived for approximately 90 days.

About Plymouth

Plymouth Industrial REIT, Inc. is a vertically integrated and self-managed real estate investment trust focused on the acquisition and operation of single and multi-tenant industrial properties located in secondary and select primary markets across the United States. The Company seeks to acquire properties that provide income and growth that enable the Company to leverage its real estate operating expertise to enhance shareholder value through active asset management, prudent property re-positioning and disciplined capital deployment.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

PLYMOUTH INDUSTRIAL REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2018	2017
Assets
Real estate properties	$320,863	$303,402
Less accumulated depreciation	(32,809)	(25,013)
Real estate properties, net	288,054	278,389

Cash	4,311	12,915
Cash held in escrow	6,221	5,074
Restricted cash	1,596	1,174
Deferred lease intangibles, net	25,020	27,619
Other assets	7,430	4,782
Total assets	$332,632	$329,953

Liabilities, Series A Preferred Stock and Equity
Liabilities:
Secured debt, net	251,919	195,431
Mezzanine debt, net	—	29,364
Borrowings under line of credit, net	18,678	20,837
Deferred interest	—	1,357
Accounts payable, accrued expenses and other liabilities	16,864	16,015
Deferred lease intangibles, net	6,657	6,807
Total Liabilities	294,118	269,811

Preferred stock, Series A; $0.01 par value, 100,000,000 shares authorized; 2,040,000 shares issued and outstanding (aggregate liquidation preference of $51,000)	48,868	48,931

Equity (Deficit):
Common stock, $0.01 par value: 900,000,000 shares authorized; 3,556,043 and 3,819,201 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	36	39

Additional paid in capital	114,085	123,270
Accumulated deficit	(129,982)	(119,213)
Total stockholders' equity (deficit)	(15,861)	4,096
Non-controlling interest	5,507	7,115
Total equity (deficit)	(10,354)	11,211
Total liabilities, Series A preferred stock and equity	$332,632	$329,953

PLYMOUTH INDUSTRIAL REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(In thousands, except share and per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017

Rental revenue	$9,019	$3,650	$17,503	$7,295
Tenant recoveries	2,957	1,376	5,903	2,669
Other revenue	71	1	521	1
Total revenues	12,047	5,027	23,927	9,965

Operating expenses:
Property	3,787	1,517	8,240	2,925
Depreciation and amortization	6,444	2,785	12,986	5,557
General and administrative	1,533	1,209	2,905	1,933
Acquisition costs	—	82	—	82
Total operating expenses	11,764	5,593	24,131	10,497

Operating income/(loss)	283	(566)	(204)	(532)

Other expense:
Interest expense	(4,216)	(2,802)	(8,202)	(5,743)
Loss on debt extinguishment	(3,601)	—	(3,601)	—
Total other expense	(7,817)	(2,802)	(11,803)	(5,743)

Net loss	$(7,534)	$(3,368)	$(12,007)	$(6,275)

Net loss attributable to non-controlling interest	$(829)	$(2,209)	$(1,292)	$(4,674)

Net loss attributable to Plymouth Industrial REIT, Inc.	$(6,705)	$(1,159)	$(10,715)	$(1,601)

Less: Series A preferred stock dividends	956	—	1912	—
Less: amount allocated to participating securities	46	—	107	—

Net loss attributable to common shareholders	$(7,707)	$(1,159)	$(12,734)	$(1,601)

Net loss per share attributable to Plymouth Industrial REIT, Inc. common stockholders	$(2.27)	$(1.26)	$(3.61)	$(2.55)

Weighted-average common shares outstanding basic and diluted	3,400,012	922,885	3,522,959	629,057

Non-GAAP Financial Measures Definitions

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income because it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue, tenant reimbursements, management, leasing and development services revenue and other income) less property-level operating expenses including allocated overhead. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

EBITDA: We believe that earnings before interest, taxes, depreciation and amortization, or EBITDA, is helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use this measure in ratios to compare our performance to that of our industry peers. EBITDA as presented herein is equal to EBITDAre as defined by NAREIT.

Funds From Operations attributable to common stockholders (“FFO”): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. We define FFO, consistent with the National Association of Real Estate Investment Trusts, or NAREIT, definition, as net income, computed in accordance with GAAP, excluding: gains (or losses) from sales of property, depreciation and amortization of real estate assets, impairment losses, losses on extinguishment of debt and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO (in accordance with the NAREIT definition) as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds From Operations attributable to common stockholders (“AFFO”): Adjusted funds from operation, or AFFO, is presented in addition to FFO. AFFO is defined as FFO, excluding certain non-cash operating revenues and expenses, acquisition and transaction related costs for transactions not completed and recurring capitalized expenditures. Recurring capitalized expenditures includes expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, impairment losses, non-cash equity compensation and non-cash interest expense.

We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.

As with FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

PLYMOUTH INDUSTRIAL REIT, INC.

SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES

UNAUDITED

(In thousands, except share and per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
NOI:	2018	2017	2018	2017
Net loss	$(7,534)	$(3,368)	$(12,007)	$(6,275)
General and administrative	1,533	1,209	2,905	1,933
Acquisition costs	—	82	—	82
Depreciation and amortization	6,444	2,785	12,986	5,557
Interest expense	4,216	2,802	8,202	5,743
Loss on debt extinguishment	3,601	—	3,601	—
Other expense (income)	(71)	(1)	(521)	(1)
NOI	$8,189	$3,509	$15,166	$7,039

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
EBITDA:	2018	2017	2018	2017
Net loss	$(7,534)	$(3,368)	$(12,007)	$(6,275)
Depreciation and amortization	6,444	2,785	12,986	5,557
Interest expense	4,216	2,802	8,202	5,743
Loss on debt extinguishment	3,601	—	3,601	—
EBITDA	$6,727	$2,219	$12,782	$5,025

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
FFO:	2018	2017	2018	2017
Net loss	$(7,534)	$(3,368)	$(12,007)	$(6,275)
Depreciation and amortization	6,444	2,785	12,986	5,557
Loss on debt extinguishment	3,601	—	3,601	—
FFO:	$2,511	$(583)	$4,580	$(718)
Preferred stock dividends	(956)	—	(1,912)	—
FFO attributable to common stockholders and unit holders	$1,555	$(583)	$2,668	$(718)

Weighted average common shares and units outstanding	3,977	923	4,104	629
FFO attributable to common stockholders and unit holders per share	$0.39	$(0.63)	$0.65	$(1.14)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
AFFO:	2018	2017	2018	2017
FFO attributable to common stockholders and unit holders	$1,555	$(583)	$2,668	$(718)
Deferred finance fee amortization	466	171	854	765
Non-cash interest expense	560	200	806	200
Acquisition costs	—	82	—	82
Stock compensation	200	35	400	35
Straight line rent	(461)	(32)	(818)	(76)
Above/below market lease rents	(306)	(83)	(717)	(166)
Recurring capital expenditure (1)	(350)	(189)	(1,342)	(232)
AFFO:	$1,664	$(399)	$1,851	$(110)

Weighted average common shares and units outstanding	3,977	923	4,104	629
AFFO per share	$0.42	$(0.43)	$0.45	$(0.17)

(1) Excludes non-recurring capital expenditures of $874 and $13 for the three months ended June 30, 2018 and 2017, respectively, and $1,247 and $13 for the six months ended June 30, 2018 and 2017, respectively.